UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 18, 2008

AVID TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-21174 (Commission File Number)	04-2977748 (I.R.S. Employer Identification No.)
Avid Technology Park, One Park West, Tewksbury, MA (Address of Principal Executive Offices)		01876 (Zip Code)
Registrant's telephone number, including area code: (978) 640-6789
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)           Avid Technology, Inc. (the “Company”) appointed Kenneth A. Sexton as Chief Administrative Officer of the Company effective January 21, 2008. In this role, Mr. Sexton will oversee all of the Company’s administrative functions, including finance, information technology, legal, human resources and investor relations.

In 2007, Mr. Sexton, age 53, served as Executive Vice President and Chief Financial Officer of webMethods, Inc., a provider of business integration software solutions. In 2006, Mr. Sexton served as Executive Vice President and Chief Financial Officer of Infor, Inc., an enterprise software company. From 2004 to 2005, Mr. Sexton served as Chief Executive Officer and Chairman of the Board of Axentis, Inc., a privately-held provider of enterprise governance, risk and compliance management software. From 2002 to 2004, Mr. Sexton was Executive Vice President and Chief Financial Officer of Peregrine Systems, Inc., an infrastructure management software company.

In connection with his joining the Company, Mr. Sexton and the Company entered into an executive employment agreement (the “Agreement”), with an initial term ending on January 21, 2011. The term of the Agreement will be automatically extended for periods of one year each if neither Mr. Sexton nor the Company provides written notice to the other party of its intent to terminate at least 180 days prior to the end of the then-current term. The term will also be automatically extended in the event of a change-in-control of the Company (as defined in the Agreement) or a potential change-in-control of the Company (as defined in the Agreement) occurring in the 12-month period prior to the end of the then-current term. Under the Agreement, Mr. Sexton is entitled to receive:

•              an annual base salary of $375,000;

•              a monthly allowance of $6,000 for travel and living expenses; and

•              an annual incentive bonus based on achievement of performance objectives to be developed and determined by Mr. Sexton, the Company’s Chief Executive Officer and the Compensation Committee of the Board of Directors of the Company. For the year ending December 31, 2008, Mr. Sexton will be eligible to receive an annual bonus equal to between 100% and 135% of his base salary as of the end of such year.

In addition, pursuant to the Agreement, on January 28, 2008, the Company will grant to Mr. Sexton:

•              50,000 restricted stock units, with each unit representing the right to receive one share of the Company’s common stock. The restricted stock units will vest on a time-based schedule in equal 6.25% increments every three months, as long as Mr. Sexton is still employed by the Company on each such vesting date; and

•              a stock option to purchase 260,000 shares of the Company’s common stock, which will have a seven-year term and an exercise price per share equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on January 28, 2008. The stock option will vest as follows:

•              50,000 shares of the stock option will vest on a time-based schedule in equal 6.25% increments every three months, as long as Mr. Sexton is still employed by the Company on each such vesting date;

•              100,000 shares of the stock option will vest on a performance-based schedule tied to the Company’s stock price; and

•              110,000 shares of the stock option will vest on a performance-based schedule tied to both the Company’s stock price and the achievement of certain financial metrics.

The Agreement provides that if Mr. Sexton’s employment with the Company is terminated by the Company without cause (as defined in the Agreement) or by Mr. Sexton with good reason (as defined in the Agreement) other than within 12 months after a change-in-control of the Company, Mr. Sexton will be entitled to receive, along with certain other payments set forth in the Agreement, (i) 12 months base salary, (ii) a bonus equal to his target award multiplied by the applicable actual bonus plan payout factor and pro rated by the number of months Mr. Sexton was employed by the Company during the year of the date of termination, provided that the bonus will be paid only if the Company pays bonuses, on account of the year in which the date of termination occurred, to executives who remain employed with the Company, and (iii) 12 months medical and other benefits as are generally made available by the Company to its full-time executive officers. In addition, any time-based vesting awards held by Mr. Sexton will vest as to an additional number of shares equal to the number of shares that would have been vested as of the end of the 12-month period following the date Mr. Sexton’s employment terminates. Mr. Sexton will also be entitled to exercise any options for 12 months after the termination of his employment.

If Mr. Sexton’s employment with the Company is terminated by the Company without cause or by Mr. Sexton for good reason within 12 months after a change-in-control of the Company or during a potential change-in-control period, Mr. Sexton will be entitled to receive, along with certain other payments set forth in the Agreement, (i) the greater of Mr. Sexton’s highest annual incentive bonus for the prior two years or 100% of his base salary pro rated through the date Mr. Sexton’s employment terminates, and (ii) an amount equal to 1.5 times the sum of his base salary plus the greater of Mr. Sexton’s highest annual incentive bonus for the prior two years or 100% of his base salary. In the case of a termination after a change-in-control of the Company, the foregoing amounts will be made in a lump sum payment, and, in the case of a termination during a potential change-in-control, they will be paid over the 18-month period commencing on the termination of employment. In addition, all outstanding stock options and restricted stock awards held by Mr. Sexton will vest in full, and Mr. Sexton will be entitled to exercise any options for 18 months after the termination of his employment. Mr. Sexton will be entitled to reimbursement of COBRA premiums for 18 months. Mr. Sexton will also be entitled to certain tax gross-up payments if he is subject to excise taxes in the event of a change-in-control of the Company.

In the event of his death or disability (as defined in the Agreement), Mr. Sexton will be entitled to 12 months base salary and any time-based vesting awards held by Mr. Sexton will vest as to an additional number of shares equal to the number of shares that would have been vested as of the end of the 12-month period following the date Mr. Sexton’s employment terminates.

The Agreement contains non-competition and non-solicitation provisions that will restrict Mr. Sexton from engaging in activities competitive with the business of the Company or soliciting persons that were employed by or engaged with the Company for a period of 12 months in connection with a termination other than in connection with a change-in-control and 18 months in connection with a termination after a change-in-control.

The foregoing summary of certain terms of the Agreement is qualified in its entirety by the text of the Agreement, which is filed as an exhibit hereto.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2008	AVID TECHNOLOGY, INC. (Registrant)
	By:	/s/ Gary G. Greenfield Gary G. Greenfield Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

*#10.1	Executive Employment Agreement dated January 21, 2008 by and between the Registrant and Kenneth A. Sexton

_________________________________________

* Documents filed herewith

# Management contract or compensatory plan

6